UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.____ )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hydrogen Engine Center, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HYDROGEN ENGINE CENTER, INC.
2502 East Poplar Street, Algona, Iowa 50511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2007

The Annual Meeting of the Stockholders of Hydrogen Engine Center, Inc. (the “company”) will be held at the Knights of Columbus Hall, 1501 Walnut Street, Algona, Iowa, 50511, on the 30th day of May, 2007, at 7:30 PM (CST) for the purpose of considering and acting upon the following:

1)	To elect four directors to hold office for the ensuing year and until their successors are elected and qualified.
2)	To ratify the appointment of LWBJ, LLP as the company’s independent public accountants for 2007.
3)	To transact such other business as may properly come before the meeting or any adjournment.

The company’s Annual Report to Stockholders on Form 10-KSB for the fiscal year ended December 31, 2006, the Proxy Statement, and the Proxy card are all included with this notice.

Only stockholders of record at the close of business on April 17, 2007 will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors.

Theodore G. Hollinger, President
Algona, Iowa
May 7, 2007

You are cordially invited to come early so that you may meet informally with management and the Board nominees. Please contact Laurie Harms, extension 113, or Nicole Fritz Kemna, extension 190, at (515) 295-3178, for directions and a map. Tours of company facilities will be available at 3:00 PM and 4:00 PM. The meeting will be held at 7:30 PM, at the Knights of Columbus Hall, 1501 Walnut Street, Algona, Iowa. Social hour will commence at 5:00 PM, dinner at 6:00 PM, immediately followed by the meeting.

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

HYDROGEN ENGINE CENTER, INC.
2502 East Poplar
Algona, Iowa 50511
____________________________

The approximate mailing date of this Proxy Statement is
May 7, 2007

____________________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

May 30, 2007

____________________________

The accompanying proxy is furnished by Hydrogen Engine Center, Inc. (the “company”) in connection with the solicitation by the Board of Directors. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the company or by executing and delivering a proxy with a later date. Stockholders of record at the close of business on April 17, 2007 are entitled to vote at the meeting.

ABOUT THE MEETING

Where will the Meeting be Held?

The meeting will be held at the Knights of Columbus Hall, 1501 Walnut Street, Algona, Iowa, 50511.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, management will make a short presentation and will respond to questions from stockholders.

Who is Entitled to Vote?

Only stockholders of record at the close of business on April 17, 2007 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of $0.001 par value Common Stock (“Common Stock”), shares of $0.001 par value Series A Preferred Stock (“Series A Preferred Stock”), or shares of $0.001 par value Series B Preferred Stock (“Series B Preferred Stock”) that they held on that date, at the Annual Meeting or any postponement or adjournment of the Annual Meeting. On the Record Date, the outstanding voting securities of the company consisted of 26,143,914 shares of Common Stock, 930,000 shares of Series A Preferred Stock convertible into 1,511,250 shares of Common Stock, and 1,036,000 shares of Series B Preferred Stock convertible into 1,036,000 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter submitted at the meeting. The Common Stock will vote together with the shares of Series A Preferred and Series B Preferred Stock, on an as-converted basis, as one class on all matters contained in this Proxy Statement.

Who can Attend the Annual Meeting?

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 5:00 PM. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting. Refreshments will be served before the meeting. A tour of our facilities will be available before the meeting.

What Constitutes a Quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding, including the Series A Preferred Stock and the Series B Preferred Stock on an as-converted basis, on the Record Date will constitute a quorum, permitting the company to conduct its business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How Do I Vote?

You can vote on matters to come before the Annual Meeting in two ways:

1.	You can attend the Annual Meeting and cast your vote; or

2.
You can vote by completing, dating, and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do that, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors.

What if I Vote and Then Change my Mind?

You may revoke your proxy at any time before it is exercised by:

1.	Sending written notice of revocation to the Secretary of the company at 2502 East Poplar Street, Algona, Iowa 50511; or

2.	Sending in another duly executed proxy bearing a later date; or

3.	Attending the Annual Meeting and casting your vote in person.

Your last vote will be the vote that is counted.

What are the Board’s Recommendations?

The Board recommends that you vote FOR election of the nominated slate of directors (see page 5) and FOR approval of ratification of the independent auditor (see page 16). Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote is Required to Approve Each Proposal?

Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may elect not to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum.

Election of Directors. The four director nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A broker “non-vote” will also have no effect on the outcome, since only a plurality of votes actually cast is required to elect a director.

All Other Proposals. Assuming the presence of a quorum, ratification of the independent auditor requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on such matters. A properly executed proxy marked “abstain” or a broker “non-vote” will not be counted as a vote cast or as a vote entitled to be cast on the matters and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Who Will Bear the Costs of this Proxy Solicitation?

The company will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock, Series A Preferred Stock and Series B Preferred Stock. We may solicit proxies by mail, personal interview, telephone, telegraph, or via the Internet.

PROPOSAL ONE

TO ELECT FOUR DIRECTORS TO HOLD OFFICE FOR THE ENSUING YEAR OR
UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
ALL OF THE NOMINEES FOR ELECTION, PROPOSAL ONE.

NOMINEES FOR ELECTION AS DIRECTORS

Theodore G. Hollinger, Thomas O. Trimble, Edward T. Berg, and Philip G. Ruggieri are all current directors and have each been nominated for re-election. All directors are elected for a one-year term and hold office until the next annual meeting of the stockholders and the election and qualification of their successors. The officers of the company are elected at the Board’s first meeting following the annual meeting of the stockholders. Officers hold office until their successors are chosen and qualified or until their deaths, resignations, or removal.

DIRECTORS
Name	Age	Position with the company	Held Since
Theodore G. Hollinger	65	Director of the company, HEC Iowa and HEC Canada, President of the company and HEC Iowa, Chairman of the Board of the company, HEC Iowa and HEC Canada	August 30, 2005
Thomas O. Trimble	65	Director	August 30, 2005
Philip G. Ruggieri	52	Director	May 19, 2006
Edward T. Berg	57	Director	May 19, 2006

The following persons have been nominated to serve as directors for the ensuing year.

Theodore G. Hollinger, age 65. Ted Hollinger started his career in 1964 at Fairchild Semiconductor as a digital integrated circuit designer. In 1969, he joined the design team at Advanced Micro Devices where he also designed integrated circuits. In 1973 he joined Amdahl Computer to head their computer memory system design effort. In 1975, Mr. Hollinger retired and served as a consultant on integrated circuit design and processing to Lockheed Missiles and Space and Linkabit Corp. In 1978, he joined Siliconix as applications manager for all integrated circuits and in 1979, he became the Chief VMOS Engineer.

In 1984, Mr. Hollinger founded Advanced Power Technology (“APT”), a power semiconductor company in Bend, Oregon. Mr. Hollinger holds several key power device patents now assigned to APT. In 1988, he founded Advanced Power Controls - ONSITE as a subsidiary of Pacific Power & Light. He moved the company to Tennessee in 1991 and incorporated it under the name APC-ONSITE. Over the course of his career, Mr. Hollinger has been granted more that a dozen patents. Mr. Hollinger joined Ecostar in November of 2000 as the director of Power Conversion Engineering, and from 2001 to 2002, he was Vice President of power conversion at Ballard Power Systems. In 2003, Mr. Hollinger founded HEC Iowa and presently serves as its President and Chief Executive Officer and Chief Technical Officer. Mr. Hollinger has been a director of the company since August 30, 2005.

Thomas O. Trimble, age 65. Mr. Trimble has worked in the industrial engine business for 43 years, and has served in various positions such as parts and service manager, sales manager, and operations general manager. For the past 42 years, he has been with Engine Center for North Coast Ford Industrial and served as a Vice President for the past 7 years. Mr. Trimble holds an Associates Degree in Business Administration from Wayne County Community College. Mr. Trimble has been a director of the company since August 30, 2005. He lives in Woodhaven, Michigan.

Edward T. Berg, MBA, CPA, CPCU, age 57, is President of Pharmacists Mutual Insurance Company in Algona, Iowa. He graduated from the University of Northern Iowa in 1972, with a B.A. degree in accounting. He received his Certified Public Accounting designation in 1973 and worked in public accounting for 5 years, before joining Pharmacists Mutual as controller in 1977. Mr. Berg has obtained a Master of Business Administration degree, and Chartered Property and Casualty Underwriter, and Associate in Reinsurance designations. He served as Vice President of Pharmacists Mutual from 1982 to 1987 and Executive Vice President from 1987 until being elected President in April 2001. Mr. Berg has served on the board of directors of Pharmacist Mutual since 1994 and was elected Treasurer and Chief Executive Officer in April 2003. Mr. Berg has been a director of the company since May 2006. He lives in Algona, Iowa.

Philip G. Ruggieri, age 52.  Mr. Ruggieri has experience in corporate executive management, investment banking and venture capital, with concentration in advanced technology sectors. He has held the position of Chief Executive Officer of Cyber Operations, Inc since May 2006. Cyber Operations is a security technology company doing business with the U.S. government and various Fortune 100 companies. Prior to that, he was Managing Partner of Norwich Group International, an international merchant bank and technology business incubator. His business focus includes network security, digital media, biometrics, and advanced technology development  From 2001 to 2004, he was Senior Vice President of New Business Development for CMH CareGroup in Orlando, Florida.  In that position, Mr. Ruggieri developed new business investments in the healthcare and travel industries, including new products, international distribution, and organic growth management.  In 2000 and 2001, he was a partner with Windcrest Partners, a venture capital and corporate-accelerator firm, with an emphasis on digital media and network technologies. Prior to that, Mr. Ruggieri spent 28 years with the IBM Corporation, in various management and executive assignments.   Mr. Ruggieri currently serves on the boards of several organizations, including HEC, Cyber Operations Inc., Graftx Inc., and he is the current Board Chairman of Special Olympics Florida.  Past board positions include IswitchGlobal Inc., PGA/Interactive, and NHL/Interactive. Mr. Ruggieri received a B.S. in Business Administration, with International Finance concentration, from Fordham University in New York in 1977.  Mr. Ruggieri currently resides with his wife and family in Orlando, Florida.  He has been a director of the company since May 2006.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Tapan K. Bose	68	Vice President of Research and Development, President of HEC Canada and Director of HEC Canada	August 30, 2005
Matthew Fairlie	52	Director HEC Canada	January 24, 2007
Donald C. Vanderbrook	48	Chief Operating Officer	January 22, 2007
Michael A. Schiltz	46	Secretary, Vice President of Engine Development of HEC Iowa, Director of HEC Canada (Director of the company and HEC Iowa August 30, 2005 - May 19, 2006)	August 30, 2005
Sandra M. Batt	54	Treasurer and Chief Financial Officer	December 5, 2005
Joe E. Lewis	49	Vice President for Engine Sales of HEC Iowa	February 6, 2006

Tapan K. Bose age 68. Dr. Bose received his Ph.D. in Physics from the University of Louvain, Belgium and his postdoctoral studies at the University of Brown. Dr. Bose is a past director of the Hydrogen Research Institute and is President of the Canadian Hydrogen Association. Currently, he is a member of the Hydrogen Technical Advisory Group of Natural Resources Canada and past member of the Board of Directors of the National Hydrogen Association in the United States. Dr. Bose is author and coauthor of more than 140 publications, 4 books and the holder of 14 patents.

Mathew Fairlie, age 52. Mr. Fairlie was elected to the Board of Directors of HEC Canada on January 24, 2007. Matthew is a principal with the Fairfield Group Inc., though which he works as a consultant for HEC Canada. From 1999-2004, Mr. Fairlie was Vice President and Chief Technology Officer for Stuart Energy.

Donald C. Vanderbrook, age 47. Mr. Vanderbrook joined HEC Iowa on January 22, 2007 as Vice President and General Manager for HEC Iowa. On March 14, 2007 he was promoted to Chief Operating Officer for the company. Previously, Mr. Vanderbrook was Director of Program Management and Product Support for Generac Power Systems, Inc. He was with Generac in a variety of capacities from 1998-2007. His career in engineering management has included work with AC Battery Corporation (a subsidiary of General Motors), Lucas-Milhaupt, Inc (a Handy & Harman company), Tecumseh Products Company and Modine Manufacturing Company. Mr. Vanderbrook received a Master’s degree in Engineering Management from Milwaukee School of Engineering in 2002 and a B.S. in Mechanical Engineering Technology in 1983 from Purdue University.

Michael A. Schiltz age 46. Mr. Schiltz is Secretary of the company and Vice-President of Engine Development for HEC Iowa. He was with The Merrill Company / Arnold Motor Supply from 1983 to 2005, initially as a certified machinist from 1983 to 2001. In 2002 he became the division manager of the cylinder head division and division manager of the engine components division from 2004 until joining the company. Mr. Schiltz was a director of the company and of HEC Iowa from September 2005 until May 2006. He has served as a director of HEC Canada since September 2005.

Sandra M. Batt, age 54. Ms. Batt joined the company on December 5, 2005 as its Chief Financial Officer. Prior to that time, she served as Chief Financial Officer for Golden Grain Energy in Mason City, Iowa from September 2004 to December 2005. She graduated from Briar Cliff University with a B.A. in accounting. From 1998 to 2003, Ms. Batt was employed as finance director at Sbemco International, Inc. She is a certified public accountant.

Joe E. Lewis, age 49. Mr. Lewis joined the company in February of 2006 as Vice President of Engine Sales. Prior to his employment with the company he was the Sales Manager for Performance Product Technologies in Stillwater, Oklahoma from 2004 to 2006. Mr. Lewis served as a training officer in the US Navy’s Sea Cadet Corp’s from 2000 to 2004. From 1997, through 2004, he was the owner and manager of CJ Worldwide Export, Inc. in Ft. Lauderdale, Florida. Mr. Lewis’ education includes an associate’s degree from McFadder College, US Naval Officer Leadership Training, John Deere Dealership Training, Marine Power EFI School, Volvo Penta Dealership Training and was a U.S. Coast Guard Captain.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Structure

Hydrogen Engine Center, Inc. designs, manufactures, and distributes spark-ignited internal combustion engines and power generation systems powered with cleaner-burning fuels, including hydrogen, propane, natural gas, and ethanol. We can deliver hydrogen-powered engines and gensets which produce near-zero carbon emissions, using our proprietary engine controller and software to efficiently distribute ignition spark and fuel to injectors. Our founder organized the company to offer clean, green products to the industrial market. Our common stock trades on the Bulletin Board under the symbol “HYEG.OB.”

We have two subsidiaries, Hydrogen Engine Center, Inc., an Iowa corporation (“HEC Iowa”) and Hydrogen Engine Centre (HEC) Canada, a Canadian corporation (“HEC Canada”). The company is a Nevada corporation that, prior to August 30, 2005, was known as Green Mt. Labs, Inc. On that date, a wholly-owned subsidiary of Green Mt. Labs, Inc. merged with and into HEC Iowa through the consummation of a merger transaction more completely described in our Form 10-KSB (the “Merger Transaction”).

Corporate Governance Guidelines

The Board’s Audit Committee operates under a written charter adopted by the Board. The Board has also adopted a written policy on Insider Trading and a Code of Ethics. We have made available copies of our Audit Committee Charter, Insider Trading Policy and Code of Ethics on our website at www.hydrogenenginecenter.com. Copies of these documents may also be obtained by sending a request in writing to Hydrogen Engine Center, Inc., 2502 East Poplar Street, Algona, Iowa 50511, Attn: Corporate Secretary.

Board Committees

We have a standing audit committee and a standing compensation committee. The Board as a whole acts as the nominating committee. Because of the small size of our Board, we have determined that a separate committee is not needed at this time. The table below shows current membership for each of the two standing committees.

Audit Committee	Compensation Committee
Edward T. Berg (Chair)	Thomas O. Trimble
Philip G. Ruggieri	Edward T. Berg
Phillip G. Ruggieri

Audit Committee. Until May 19, 2006, our entire Board of Directors was acting as the audit committee for the company. On that date the Board has established an Audit Committee consisting of our two independent directors. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities for oversight of:

•	The integrity of the company's financial statements and financial reporting process;

•	The company's compliance with legal and regulatory requirements;

•	The independent auditors' qualifications, independence and performance; and

•	Communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Board has determined that each member of the Audit Committee is an “audit committee financial expert”, as that term is defined in Item 401(h) of Regulation SB. During 2006, there were two meetings of the Audit Committee.

Compensation Committee. The Board has established a Compensation Committee consisting of our three non-employee directors, two of whom we consider to be independent directors. The Compensation Committee is charged with determining compensation for our chief executive officer and making recommendations to the Board with respect to the compensation of other officers. The compensation committee did not hold meetings separate from the board as a whole during 2006.

Meetings of the Board

Special meetings of the Board are held as necessary. In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board agenda items, recent developments, and other matters of interest to the directors. Each director has full access to management.

Directors are expected to attend all meetings of the Board. During 2006, the Board has held nine meetings. Each director attended not less than 75% of the aggregate number of meetings of the Board of Directors.

We have no formal policy with respect to director attendance at the annual meeting of shareholders. All members of the Board of Directors attended the annual meeting held May 19, 2006. We expect all of the members of the Board to attend the annual meeting scheduled for May 30, 2007.

Communication with the Board

Shareholders, or anyone else wishing to contact the Board directly, may send a written communication to Sandra M. Batt, Chief Financial Officer, 2502 East Poplar Street, Algona, Iowa 50511. Ms. Batt will forward such correspondence only to the intended recipients, whether the entire Board or only an individual Board member. However, prior to forwarding any correspondence, Ms. Batt will review such correspondence and, in her discretion, may not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

Directors Edward T. Berg and Phillip G. Ruggieri are considered independent, as that term is defined by the American Stock Exchange listing standards. We expect to apply to become a listed company on a stock exchange in the future.

Shareholder Recommendations and Nominations for Directors

The Board will consider shareholder recommendations for director nominees for the 2008 annual meeting. A shareholder desiring the Board to consider a director recommendation should deliver a written submission to the Board in care of the Corporate Secretary, Hydrogen Engine Center, Inc., 2502 East Poplar Street, Algona, Iowa 50511. Such submission must include (1) the name of such nominee, (2) the nominee's written consent to serve if elected, (3) documentation demonstrating that the nominating shareholder is indeed a shareholder of the company including the number of shares of stock owned, (4) a representation whether the nominating shareholder intends, or is part of a group that intends, to deliver a proxy statement to the company's shareholders respecting such nominee, or otherwise solicit proxies respecting such nominee, and (5) any information relating to the nominee and the nominee's affiliates that would be required to be disclosed in a proxy solicitation for the election of directors of the company pursuant to Regulation 14A under the Securities Exchange Act of 1934. The Board may require additional information from the nominee to perform its evaluation.

Shareholder recommendations for director nominees at the 2008 annual meeting of shareholders must be received by the Corporate Secretary no earlier than December 1, 2007, and no later than January 1, 2008. Nominee recommendations that are made by shareholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Board.

In its assessment of each potential nominee, the Board will review the nominee's judgment, experience, independence, and understanding of the company's business; the range of talent and experience already represented on the Board; and such other factors that the Board determines are pertinent in light of the current needs of the company. The Board will also take into account the ability of a nominee to devote the time and effort necessary to fulfill the responsibilities of a company director.

Directors’ Fees

Each of our directors has received 20,000 shares of restricted stock or, in the discretion of the director, options to purchase 20,000 shares of the company; 10,000 of which vested as of the date of grant; 5,000 of which are scheduled one year after grant; and 5,000 of which are scheduled to vest two years after grant. We compensate non-employee directors $2,500 per quarter, subject to attendance at quarterly Board meetings. We don’t pay any additional compensation for participation in additional Board meetings. Directors are entitled to be reimbursed for expenses incurred in attendance at meetings. None of our directors has received any other compensation for his services as a director.

TRANSACTIONS DURING THE LAST TWO YEARS IN WHICH DIRECTORS OR
EXECUTIVE OFFICERS HAVE HAD AN INTEREST

We entered into an agreement dated July 11, 2003 with The Merrill company, d/b/a Arnold Motor Supply, Inc. (“AMS”). This agreement was executed by Michael A. Schiltz on behalf of AMS. Although the AMS agreement expired in July 2006, we have continued to purchase engine parts and related supplies from AMS and AMS has rebuilt engines for us, for an aggregate compensation to AMS of approximately $1,046,000 from commencement of our operations through December 31, 2006.

In 2004, Mr. Schiltz was a senior partner with The Merrill Company when Merrill loaned $100,000 to the company under the terms of a convertible promissory note that was converted into 125,000 shares of stock as of September 1, 2005. Mr. Schiltz was a director of the company from August 20, 2005 to May 19, 2006. He has been a director of HEC Canada since August 30, 2005 and was a director of HEC Iowa from January 1, 2005 to May 19, 2006. He has been an employee of HEC Iowa since September 1, 2005. Mr. Schiltz is an officer of the company.

Thomas O. Trimble is Vice President and General Manager for the Engine Center in Ferndale, Michigan. The company and the Engine Center entered into a Cooperation Agreement dated May 30, 2003, under which the Engine Center supplies various engine components to the company. The agreement is a “preferred source” and “preferred customer” arrangement. From the commencement of our operations through December 31, 2006, we have paid an aggregate of approximately $135,000 to the Engine Center. We believe that all products and services are paid for under normal business practices and under the customary prices charged by the Engine Center to its other customers. Mr. Trimble is a director of the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with, except that Forms 3 filed on behalf of Messrs. Berg and Ruggieri were filed late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the security and beneficial ownership for each class of our equity securities for any person who is known to be the beneficial owner of more than five percent of the company and for all executive officers and directors of the company. Percent of Class was calculated based on 28,691,164 shares outstanding as of April 17, 2007, including 26,143,914 shares of Common Stock plus shares of Series A and Series B Preferred Stock, on an as-converted basis.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Theodore G. Hollinger 2502 East Poplar Street Algona, IA 50511	16,541,801[1]	57.65%
Common	Thomas O. Trimble 2341 Hilton Road Ferndale, MI 58220-1593	20,000[2]	*
Common	Edward T. Berg 1217 W. Valleyview Dr. Algona, IA 50511	11,000[3]	*
Common	Philip G. Ruggieri 1562 Lake Whitney Dr. Windermere, FL, 34786	35,000[3]	*
Common	Sandra M. Batt 2502 East Poplar Street Algona, IA 50511	48,770[4]	*
Common	Tapan K. Bose 3965 DeChateauford Trois-Rivieres, Quebec Canada G8Y 2A8	116,465[5]	*
Common	Michael A. Schiltz 2502 East Poplar Street Algona, IA 50511	122,520[6]	*
Series A Preferred and Series B Preferred (convertible into Common)	Gabriel Elias and Alma Elias 509 Spring Ave Elkins Park, PA 19027	2,061,250[7]	7.18%
	Officers and directors as a Group[6]	16,895,556[8]	58.61%

* = less than 1%

1 Mr. Hollinger received 16,297,200 shares of the company’s Common Stock as a result of its acquisition on August 30, 2005 of Hydrogen Engine Center, Inc., an Iowa corporation. Immediately prior to the acquisition, Mr. Hollinger was the sole shareholder of HEC Iowa and these shares were issued in exchange for his shares in HEC Iowa.
Mr. Hollinger received 20,000 shares of restricted stock on September 1, 2005 under the company’s Incentive Compensation Plan for his services as a director. 5,000 of these shares are subject to forfeiture under the company’s Incentive Compensation Plan.
Mr. Hollinger received 200,000 shares of restricted stock on September 1, 2005 under the company’s Incentive Compensation Plan for services as an employee. 120,000 of these shares are subject to forfeiture under the company’s Incentive Compensation Plan.
Mr. Hollinger received 3,000 shares of stock which were reserved by the Board of Directors to be granted to his wife, Dana Hollinger, under the company’s Incentive Compensation Plan for services as an employee. Mrs. Hollinger is now deceased and these shares have been issued directly to Mr. Hollinger as her heir.
Mr. Hollinger received 21,601 shares of stock on September 1, 2005, upon conversion of a promissory note dated September 15, 2003 and issued to Mr. Hollinger in exchange for a loan of $17,280 to the company. Under the terms of the promissory note, these shares were issued at a conversion price of $0.80 per share.
2 Includes 5,000 shares of restricted stock that are subject to forfeiture under the company’s Incentive Compensation Plan.
3 Includes currently excisable options to purchase 10,000 shares for $3.50 per share and 1,000 shares of stock purchased 11/29/06.  Does not include 1,000 shares of stock purchased 4/24/07, which was after the record date.
4 Includes currently exercisable options to purchase 18,000 shares for $3.50 per share under the company’s Incentive Compensation Plan.
5 Includes 5,000 shares of restricted stock that are subject to forfeiture under the company’s Incentive Compensation Plan and currently exercisable options to purchase 72,000 shares for $1.00 per share under the company’s Incentive Compensation Plan.
6 Includes 18,000 shares of restricted stock that are subject to forfeiture under the company’s Incentive Compensation Plan. Also includes currently exercisable options to purchase 37,000 shares, all for $1.00 per share under the company’s Incentive Compensation Plan.
7 Includes 930,000 shares of Series A Preferred Stock Convertible into 1,511,250 shares of Common Stock owned by Wholesale Realtors Supply, a partnership controlled by Mr. Elias and 550,000 shares of Series B Preferred Stock convertible into 550,000 shares of Common Stock owned jointly by Mr. Elias and Alma Elias, his spouse. 250,000 additional shares of Series B Preferred Stock convertible into 250,000 shares of Common Stock were purchased by Wholesale Realtors Supply after the record date and are not included above. The shares of the Series A Preferred Stock and the Series B Preferred Stock are voted by the holder on an as-converted basis.
8This amounts represents shares beneficially owned by Mr. Hollinger, Mr. Trimble, Mr. Berg, Mr. Ruggieri, Ms. Batt, Mr. Bose and Mr. Schiltz, including the options and restricted shares as described above.

Except as described above, each of the above beneficial owners is also the owner of record for the like number of shares.

There are currently no arrangements that would result in a change in our control.

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last fiscal year awarded to, earned by, or paid to our Chief Executive Officer and the two most highly paid executive officers serving as such at the end of 2006 whose salary and bonus exceeded $100,000 for the year ended December 31, 2006 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE[6]
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards[1] ($) (e)	Option Awards[1] ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Theodore G. Hollinger, President	2006	$123,704	—	$44,325[2]	—	—	—	—	$168,029
Tapan K. Bose, President HEC Canada	2006	110,257	—	4,925[3]	$35,460[4]	—	—	—	150,642
Sandra M. Batt, Chief Financial Officer	2006	88,269	—	—	96,575[5]	—	—	—	184,844

1 Amounts shown represent the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.
2 On September 1, 2005, 220,000 shares of restricted stock were issued to Theodore G. Hollinger, valued at $1.00 per share, based on the stock price in the First Private Placement. There was no reported closing price for the date of grant, September 1, 2005. 20,000 of these shares were granted as compensation for serving as a director of the company. The total also includes 3,000 shares initially granted to Dana Hollinger, who is now deceased and who was the wife of Mr. Hollinger. 53,000 of these shares of restricted stock vested on September 1, 2005, 10,000 of which were granted as director compensation. 45,000 of these shares of restricted stock vested on September 1, 2006, 5,000 of which were granted as director compensation. The remaining shares will vest as to 45,000 shares on September 1, 2007, 5,000 of which were granted as director compensation; 40,000 shares on September 1, 2008; and 40,000 shares on September 1, 2009.
3 On September 1, 2005, 20,000 shares of restricted stock were issued to Tapan K. Bose, valued at $1.00 per share, based on the stock price in the First Private Placement. There was no reported closing price for the date of grant, September 1, 2005. These shares were granted as compensation for serving as a director of HEC Canada. 10,000 of these shares of restricted stock vested on September 1, 2005. 5,000 of these shares of restricted stock vested on September 1, 2006 and 5,000 will vest on September 1, 2007.
4 These options carry an exercise price of $1.00 per share, the fair market value of the shares on the date of grant, September 1, 2005. Options vested as to 36,000 shares on September 1, 2005, and as to 36,000 shares on September 1, 2006. Options will vest as to 36,000 shares on September 1, 2007; as to 36,000 shares on September 1, 2008; and as to 36,000 shares on September 1, 2009.

5 These options carry an exercise price of $3.50, the fair market value of the shares on the date of grant, September 29, 2006. Options vested as to 18,000 shares on September 29, 2006. Options will vest as to 18,000 shares on September 1, 2007; as to 18,000 shares on September 1, 2008; as to 18,000 shares on September 1, 2009; and as to 18,000 shares on September 1, 2010. Options granted to Ms. Batt during 2005 were cancelled during September 2006, when the Board of Directors approved the repricing of all of the options granted after September 1, 2005.
 6 Not included in the table above is the compensation for Donald C. Vanderbrook, who joined the company in January 2007 and was named Chief Operating Officer in March 2007. Mr. Vanderbrook has signed an agreement under which he is paid an annual salary of $105,000. He has been granted options to purchase a total of 120,000 shares, 85,000 of which were granted on January 22, 2007 and are exercisable at $2.95 per share; and 35,000 of which were granted on March 14, 2007 and are exercisable at $3.15 per share. The options vest 20% upon the date of grant and 20% per year thereafter until fully vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Theodore G. Hollinger, President	—	—	—	—	—	125,000[1]	$406,250[2]	—	—
Tapan K. Bose, President of HEC Canada	72,000[3]	108,000[4]	—	$1.00	8-31-2015	5,000[5]	16,250[2]	—	—
Sandra M. Batt, Chief Financial Officer	18,000[6]	72,000[7]	—	3.50	9-28-2016	—	—	—	—

1 These shares will vest as to 45,000 on September 1, 2007 (5,000 of which were granted as director compensation) and as to 40,000 on September 1, 2008 and 2009.
2 Market value of these shares is based on the closing price of the stock on December 29, 2006.
3 These options vested as to 36,000 shares on September 1, 2005 and 2006.
4 Options will vest as to 36,000 shares on September 1, 2007, 2008 and 2009.
5 These shares will vest on September 1, 2007.
6 These options vested as to 18,000 shares on September 29, 2006.
7 These shares will vest as 18,000 shares to on September 29, 2007, 2008, 2009, and 2010.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Theodore G. Hollinger[1]	—	$4,925[2]	—	—	—	—[3]	$4,925
Thomas O. Trimble[4]	$5,000[5]	4,925[2]	—	—	—	—	9,925
Edward T. Berg[6]	5,000[5]	—	114,104[7]			—	119,104
Philip G. Ruggieri[6]	5,000[5]	—	114,104[7]			—	119,104
Rick Kremer[8]	—	4,925[2]	—	—	—	$102,580[9]	107,505
Michael A. Schiltz[8]	—	—	4,925[10]	—	—	107,969[11]	112,894
Tapan K. Bose[12]	—	4,925[2]				—[3]	4,925

1Mr. Hollinger serves as a director of the company and a director of both HEC Iowa and HEC Canada.
2 Directors were initially given the choice between options or shares of restricted stock. Mr. Hollinger, Mr. Trimble, Mr. Kremer and Mr. Bose chose to receive their director compensation in the form of restricted stock. Each of them received 20,000 shares of restricted stock of the company; 10,000 of which vested as of September 1, 2005; 5,000 of which vested on September 1, 2006; and 5,000 of which are scheduled to vest on September 1, 2007. The amount shown above represents the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.
3Does not include executive compensation disclosed above in the Summary Compensation Table.
4Mr. Trimble serves as a director of the company and a director of HEC Iowa.
5Commencing May 19, 2006, non-employee directors (Mr. Trimble, Mr. Berg and Mr. Ruggieri) are compensated $2,500 per quarter, subject to attendance at Board meetings. Directors are entitled to be reimbursed for expenses incurred in attendance at meetings. Except as described above, none of the directors of the company has received any other compensation for his services as a director.
6Mr. Ruggieri and Mr. Berg were elected to the Board on May 19, 2006.
7Mr. Ruggieri and Mr. Berg received options to purchase 20,000 shares on May 19, 2006. Those options were cancelled and new options were issued in September 2006, 10,000 of which vested immediately, 5,000 are scheduled to vest in September 2007 and 5,000 are scheduled to vest in September 2008. These options are exercisable at $3.50 per share. The amount shown above represents the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.
8Mr. Kremer and Mr. Schiltz served as directors of the company and of both of its subsidiaries from September 1, 2005 to May 19, 2006. At the meeting of shareholders held on May 19, 2006, Philip G. Ruggieri and Ed Berg were elected to the Board of the company and of HEC Iowa in place of Michael A. Schiltz and Rick Kremer. As of January 24, 2007, Mr. Kremer has resigned from the board of directors of HEC Canada and has been replaced by Matthew Fairlie. Mr. Fairlie has not yet attended any meetings of the board of directors of HEC Canada and has not received any compensation as a board member.
9 Represents compensation received by Rick Kremer as a consultant for the company of $82,880 and $19,700 recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R for shares of restricted stock granted to him as a consultant.
10 Directors were initially given the choice between options or restricted stock. Mr. Schiltz chose to receive his director compensation partially in the form of restricted stock and partially in the form of stock options. He received 6,000 shares of restricted stock, which vested immediately. He also received options to purchase 14,000 shares, 4,000 of which vested as of September 1, 2005; 5,000 of which vested on September 1, 2006; and 5,000 of which are scheduled to vest on September 1, 2007. The amounts shown above represents the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.
11 Includes salary of 88,269, restricted stock which vested in 2006 in the amount of $5,910 and stock options, which became exercisable in 2006, recognized on our financial statement in the amount of $13,790. The amounts shown above represents the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.
12 Mr. Bose serves as a director of HEC Canada.

PROPOSAL TWO

TO RATIFY THE APPOINTMENT OF LWBJ, LLP
AS OUR INDEPENDENT ACCOUNTANTS FOR 2007

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE INDEPENDENT ACCOUNTANTS FOR 2007

The Board of Directors has selected LWBJ, LLP as the company’s independent auditor for the current fiscal year, and the Board is asking shareholders to ratify that selection. The Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of LWBJ, LLP for ratification by shareholders as a matter of good corporate practice. We expect that a representative of LWBJ will be present at the annual meeting. This representative will be provided an opportunity to make a statement if he or she should desire to do so and we expect that the representative will be available to respond to appropriate questions presented at the meeting.

Audit Fees

Fees billed by LWBJ, LLP and fees incurred, for professional services are estimated to be $145,000 for the year ended December 31, 2006 and $107,835 for the year ended December 31, 2005, including fees associated with the annual audit and review of the quarterly reports on Form 10-QSB. Fees for these services are billed as incurred and recorded by the company as invoices are received.

Tax Fees

$28,050 in fees were billed by LWBJ, LLP for tax services in 2006 and $0 in fees were billed by LWBJ, LLP for tax services in 2005.

All Other Fees

No fees were billed by HJ & Associates or LWBJ, LLP, for professional services rendered during the fiscal years ended December 31, 2006 and December 31, 2005 other than those specified above.

On October 12, 2005, the company appointed LWBJ, LLP of West Des Moines, Iowa, as the company’s auditors following the dismissal of HJ & Associates, LLC. The Board of Directors voted to engage LWBJ, LLP on February 10, 2006 to audit the company’s financial statements for the year ended December 31, 2006. The entire Board of Directors, acting as the Audit Committee, pre-approved audit engagement terms prior to the commencement of any audit work.

All services described above were approved by the Board of Directors acting as the Audit Committee pursuant to SEC Regulation S-X, Rule 2-01(c)(7)(i).

The affirmative vote of holders of a majority of the shares of Common Stock, including shares of Series A Preferred Stock and Series B Preferred Stock on an as-converted basis, represented at the meeting is required to approve the ratification of the selection of LWBJ, LLP as the company’s independent auditor for the current fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has provided the following report:

During 2006, we reviewed with the company’s Chief Financial Officer and the company’s independent registered public accounting firm, LWBJ, LLP (referred to as “LWBJ”), the scope of the annual audit and audit plans, the results of external audit examinations, the quality of the company’s financial reporting and the company’s process for legal and regulatory compliance.

LWBJ is responsible for performing an integrated audit and issuing reports and opinions on the company’s consolidated financial statements.

As provided in our committee charter, our responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, LWBJ reports directly to us. The Board of Directors appointed LWBJ as the company’s independent registered public accounting firm and we as a committee have approved the compensation of the firm. We reviewed and approved all non-audit services performed by LWBJ during 2006 and determined that the provision of the services was compatible with maintaining LWBJ’s independence.

LWBJ provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with LWBJ its independence.

We reviewed and discussed the 2006 consolidated financial statements with management and LWBJ. We also discussed the certification process with the Chief Executive Officer and Chief Financial Officer. Management represented to us that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We discussed with LWBJ the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these discussions and reviews, we recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Edward T. Berg (Chair)
Philip G Ruggieri

The Audit Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

MANNER IN WHICH PROXIES WILL BE VOTED

The company proposes to vote the proxies for the election of each of the above proposals, including each of the named nominees to the Board, each to hold office until the next annual meeting and until his successor is elected and has qualified. In the event that any nominee is not available to serve as a director at the time of the election (which the company has no reason to anticipate), proxies may be voted for such substitute nominees as the company may propose.

OTHER MATTERS

The Board knows of no other matter to be presented at the meeting for stockholder action. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matters. Stockholders who do not expect to attend in person are urged to promptly execute and return the enclosed proxy card.

PROPOSALS OF STOCKHOLDERS

The company’s next Annual Meeting is expected to be held during the second quarter of fiscal year 2008 at a time and date to be determined by the Board of Directors. Proposals of stockholders to be presented at that meeting must be received at the company’s executive offices no later than September 30, 2007, for inclusion in the proxy statement.

If any other stockholder matter properly comes before that meeting, the persons named in the proxy form for that meeting will vote in accordance with their judgment upon such matters unless notice of such proposal is received no less than 45 days before the date the company first mailed its proxy materials for this year's annual meeting of stockholders.

GENERAL

A COPY OF THE COMPANY’S FORM 10-KSB REPORT FOR FISCAL YEAR 2007, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS HEREBY INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE.

Theodore G. Hollinger
President
Algona, Iowa
May 7, 2007

PROXY	HYDROGEN ENGINE CENTER, INC. 2502 EAST POPLAR STREET ALGONA, IOWA 50511

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2.

The undersigned hereby appoints Theodore G. Hollinger and Michael A. Schiltz as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Hydrogen Engine Center, Inc., as held of record by the undersigned at the close of business on April 17, 2007, at the annual meeting of shareholders to be held May 30, 2007 or any adjournment thereof.

1. ELECTION OF DIRECTORS
☐ FOR all nominees listed below                    ☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
(EXCEPT AS MARKED TO THE CONTRARY BELOW)

01 Theodore G. Hollinger    02 Thomas O. Trimble    03 Edward T. Berg    04 Philip G. Ruggieri

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2.	Proposal to ratify the appointment of LWBJ, LLP as the company’s independent accountants for 2007

FOR ☐    AGAINST ☐     ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[Please sign the Proxy and return it in the enclosed envelope]. Please sign exactly as name appears below.

Dated: ________________________
No. of Shares: ______________
_____________________________________________

Print Name: ____________________________________

_____________________________________________

Print Name: ____________________________________

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign a full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.